Exhibit 99.1

Prospect Capital Announces March 2023 Financial Results and Declares Stable Monthly Dividends through August 2023 of $0.06 Per Share

NEW YORK, May 9, 2023 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended March 31, 2023.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022

Net Investment Income (“NII”)	$102,180	$106,704	$87,005
Basic NII per Common Share(1)	$0.21	$0.23	$0.20
Interest as % of Total Investment Income	92.1%	89.6%	78.5%
Basic NII Coverage of Distributions to Common Shareholders	117%	128%	111%
Annualized Basic NII Return on Common NAV	8.9%	9.3%	7.4%

Net Income (Loss) Applicable to Common Shareholders	$(108,947)	$55,623	$157,157
Basic Net Income (Loss) per Common Share(2)	$(0.27)	$0.14	$0.40

Distributions to Common Shareholders	$72,009	$71,670	$70,439
Distributions per Common Share	$0.18	$0.18	$0.18

Since Oct 2017 Basic NII per Common Share(1)	$4.40	$4.20	$3.54
Since Oct 2017 Distributions per Common Share	$3.96	$3.78	$3.24
Since Oct 2017 Basic NII Less Distributions per Common Share	$0.44	$0.42	$0.30
Since Oct 2017 Basic NII Coverage of Distributions to Common Shareholders	111%	111%	109%

Net Asset Value (“NAV”) to Common Shareholders	$3,799,294	$3,966,391	$4,236,011
NAV per Common Share	$9.48	$9.94	$10.81

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$954,187	$1,017,280	$836,962

Net of Cash Debt to Equity Ratio(3)	47.1%	49.4%	53.9%
Net of Cash Asset Coverage of Debt Ratio(3)	311%	301%	284%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	76.7%	80.3%	78.1%
Unsecured or Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Basic NII is calculated by dividing NII, less preferred dividends, by the weighted average number of common shares outstanding.

(2)Basic Net Income (Loss) is calculated by dividing Net Income (Loss) by the weighted average number of common shares outstanding.
(3)Including our preferred stock as equity.

All amounts in $000’s except per share amounts	Nine Months Ended	Nine Months Ended
	March 31, 2023	March 31, 2022

Net Investment Income (“NII”)	$308,150	$253,931
Basic NII per Common Share	$0.65	$0.61

Net Income (Loss) Applicable to Common Shareholders	$(158,523)	$613,292
Basic Net Income (Loss) per Common Share	$(0.40)	$1.57

Distributions to Common Shareholders	$214,751	$210,722
Distributions per Common Share	$0.54	$0.54

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount (per share)
May 2023	5/26/2023	6/21/2023	$0.0600
June 2023	6/28/2023	7/20/2023	$0.0600
July 2023	7/27/2023	8/22/2023	$0.0600
August 2023	8/29/2023	9/20/2023	$0.0600

These monthly cash distributions are the 69th, 70th, 71st and 72nd consecutive $0.06 per share distributions to common shareholders.

Prospect expects to declare September 2023 and October 2023 distributions to common shareholders in August 2023.

Based on the declarations above, Prospect’s closing stock price of $6.38 at May 8, 2023 delivers to our common shareholders an annualized distribution yield of 11.3% and an annualized basic NII yield of 13.2%, representing 117% basic NII coverage of common distributions.

Prospect's 92.1% interest income as a percent of total investment income in March 2023 was at the highest level since September 2020, demonstrating Prospect's strong recurring revenue model.

Prospect's 47.1% net of cash debt to equity level, including our preferred stock as equity, stands at the lowest level since March 2013, demonstrating Prospect's conservative balance sheet capitalization.

Taking into account past distributions and our current share count for declared distributions, since inception through our August 2023 declared distribution, Prospect will have distributed $20.28 per share to original common shareholders, representing 2.1 times March 2023 common NAV, aggregating over $3.96 billion in cumulative distributions to all common shareholders.

Since inception in 2004, Prospect has invested $20 billion across 414 investments, exiting 278 of these investments.

Since October 2017, our NII per common share has aggregated $4.40 while our common shareholder and preferred shareholder distributions per common share have aggregated $3.96, with our NII exceeding common and preferred distributions during this period by $0.44 per common share ($166 million of excess NII) and representing 111% coverage.

Drivers focused on enhancing accretive NII per share growth include (1) our $2.05 billion targeted 6.50% perpetual preferred stock offerings (which could potentially be increased in capacity in an accretive fashion), (2) greater utilization of our cost efficient revolving floating rate credit facility (with an incremental cost of approximately 6.71% at today’s one month SOFR), (3) increase of short-term Libor and SOFR rates based on Fed tightening to boost asset yields, and (4) increased primary and secondary originations of senior secured debt and selected equity investments targeting attractive risk-adjusted yields and total returns as we deploy dry powder from our underleveraged balance sheet.

Our senior management team and employees own over 27% of all common shares outstanding, over $1.0 billion of our common equity as measured at NAV.

CASH PREFERRED SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring monthly distributions to 5.50% preferred shareholders at an annual rate of 5.50% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in April as a result), as follows:

Monthly Cash 5.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount (per share), before pro ration for partial periods
June 2023	6/21/2023	7/3/2023	$0.114583
July 2023	7/19/2023	8/1/2023	$0.114583
August 2023	8/16/2023	9/1/2023	$0.114583

Prospect is declaring monthly distributions to 6.50% preferred shareholders at an annual rate of 6.50% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in April as a result), as follows:

Monthly Cash 6.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount (per share), before pro ration for partial periods
June 2023	6/21/2023	7/3/2023	$0.135417
July 2023	7/19/2023	8/1/2023	$0.135417
August 2023	8/16/2023	9/1/2023	$0.135417

Prospect is declaring our second quarterly distribution to Series A preferred shareholders at an annual rate of 5.35% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date, as follows:

Quarterly Cash 5.35% Preferred Shareholder Distribution	Record Date	Payment Date	Amount (per share)
May 2023 - July 2023	7/19/2023	8/1/2023	$0.334375

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2023	December 31, 2022

Total Investments (at fair value)	$7,592,777	$7,770,336
Number of Portfolio Companies	127	130

First Lien Debt	54.4%	53.0%
Second Lien Debt	17.6%	18.5%
Subordinated Structured Notes	9.2%	9.0%
Unsecured Debt	0.2%	0.2%
Equity Investments	18.6%	19.3%
Mix of Investments with Underlying Collateral Security	81.2%	80.5%

Annualized Current Yield – All Investments	10.9%	10.3%
Annualized Current Yield – Performing Interest Bearing Investments	13.4%	12.9%

Top Industry Concentration(1)	18.1%	17.7%
Retail Industry Concentration(1)	0.4%	0.4%
Energy Industry Concentration(1)	1.7%	1.6%
Hotels, Restaurants & Leisure Concentration(1)	0.3%	0.3%

Non-Accrual Loans as % of Total Assets (2)	0.2%	0.5%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$113,841	$111,925
Middle-Market Loan Portfolio Company Weighted Average Net Leverage Ratio(3)	5.3x	5.4x

(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.
(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the June 2023 (to date), March 2023, and December 2022 quarters, investment originations and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2023 (to date)	March 31, 2023	December 31, 2022

Total Originations	$136,113	$91,698	$307,981

Middle-Market Lending	51.5%	26.1%	86.6%
Real Estate	34.5%	30.4%	8.5%
Middle-Market Lending / Buyout	14.0%	42.8%	3.5%
Structured Notes	—%	—%	1.4%
Other	—%	—%	—%

Total Repayments	$26,823	$113,997	$76,732

Originations, Net of Repayments	$109,290	$(22,299)	$231,249

For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect, with our risk limited in each case to our net investment. At March 31, 2023 and December 31, 2022, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2023	December 31, 2022

Total Subordinated Structured Notes	$698,423	$698,957
Subordinated Structured Notes as % of Portfolio	9.2%	9.0%

# of Investments(2)	35	37

TTM Average Cash Yield(1)(2)	15.6%	17.9%
Annualized GAAP Yield on Fair Value(1)(2)	13.8%	14.9%
Annualized GAAP Yield on Amortized Cost(2)	9.9%	10.6%

Cumulative Cash Distributions on Current Portfolio	$1,425,330	$1,473,278
% of Original Investment	110.0%	108.4%

# of Underlying Collateral Loans	1,644	1,657

(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date we have exited 13 subordinated structured notes with an expected pooled average realized gross IRR of 13.7% and cash on cash multiple of 1.39 times.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $1.78 billion revolving credit facility (with 51 lenders, an increase of 9 lenders including our prior September 2022 extension and related upsizing), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and as of today we have no debt maturing in calendar year 2023. The combined amount of our balance sheet cash and undrawn revolving credit facility commitments is currently approximately $864 million.
On September 15, 2022, we completed an amendment and upsizing of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 1.5 years. The Facility includes a revolving period that extends through September 15, 2026, followed by an additional one-year amortization period. Pricing for amounts drawn under the Facility is one-month SOFR plus 2.05%.
Our total unfunded eligible commitments to non-control portfolio companies totals approximately $53 million, 0.7% of our total assets as of March 31, 2023.

	As of	As of
All amounts in $000’s	March 31, 2023	December 31, 2022
Net of Cash Debt to Equity Ratio(1)	47.1%	49.4%
% of Interest-Bearing Assets at Floating Rates	83.1%	82.6%
% of Fixed Rate Debt & Preferred Equity	76.7%	80.3%

% of Floating Loans with Libor or SOFR Floors	94.0%	94.1%
Weighted Average Libor/SOFR Floor	1.21%	1.20%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$954,187	$1,017,280

Unencumbered Assets	$5,100,511	$5,238,560
% of Total Assets	66.2%	66.4%

(1)Including our preferred stock as equity.

The below table summarizes our March 2023 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$7,857	5.50% - 5.95%	January 2026 – March 2033
Total Debt Issuances	$7,857

Debt Repurchases/Repayments
Prospect Capital InterNotes®	$2,438	2.50% - 5.50%	March 2026 – January 2052
2023 Notes	$282,115	5.875%	March 2023
Total Debt Repurchases/Repayments	$284,553

Net Debt Repurchases/Repayments	$(276,696)

We currently have five separate unsecured debt issuances aggregating over $1.2 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At March 31, 2023, $355.5 million of program notes were outstanding with laddered maturities through March 2052.
At March 31, 2023, our weighted average cost of unsecured debt financing was 4.07%, a decrease of 0.26% from December 31, 2022, and a decrease of 0.28% from March 31, 2022.

On August 3, 2020 and October 3, 2020, we launched our $1.75 billion 5.50% perpetual preferred stock offering programs. On October 7, 2022, we amended our existing $1.75 billion in perpetual preferred stock offering programs to offer new 6.50% series of shares. On February 10, 2023, we passed an amendment to upsize our existing $1.75 billion total offering to $2.05 billion. Prospect expects to use the net proceeds from the offering programs to maintain and enhance balance sheet liquidity, including repaying our credit facility and purchasing high quality short-term debt instruments, and to make long-term investments in accordance with our investment objective. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term. To date we have issued approximately $1.4 billion of our 6.50% and 5.50% perpetual preferred stock programs (including $138 million in the March 2023 quarter and, to date, $53 million in the current June 2023 quarter), with the ability potentially to upsize such programs based on significant balance sheet capacity.

On July 19, 2021, we closed a $150 million listed 5.35% perpetual preferred stock offering. Prospect used the net proceeds from the offering to maintain and enhance balance sheet liquidity, including repaying our credit facility and redeeming higher cost program notes.
In connection with the 5.50% perpetual preferred stock offering program, effective August 3, 2020 and as amended on June 9, 2022, we adopted and amended, respectively, a Preferred Stock Dividend Reinvestment Plan, pursuant to which holders of the preferred stock will have dividends on their preferred stock automatically reinvested in additional shares of such preferred stock at a price per share of $25.00, if they elect.
In connection with the 6.50% perpetual preferred stock offering program, effective October 7, 2022 we adopted a Preferred Stock Dividend Reinvestment Plan, pursuant to which holders of the preferred stock will have dividends on their preferred stock automatically reinvested in additional shares of such preferred stock at a price per share of $25.00, if they elect.

We currently have over $1.5 billion in preferred stock outstanding.

Prospect holds recently reaffirmed investment grade company ratings, all with a stable outlook, from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), Egan-Jones (BBB), and DBRS (BBB (low)). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.
DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday May 10, 2023 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay prior to June 9, 2023 visit www.prospectstreet.com or call 877-344-7529 with passcode 2705855.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2023	June 30, 2022

	(Unaudited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,884,591 and $2,732,906, respectively)	$3,480,094	$3,438,317
Affiliate investments (amortized cost of $8,996 and $242,101, respectively)	7,944	393,264
Non-control/non-affiliate investments (amortized cost of $4,671,607 and $4,221,824, respectively)	4,104,739	3,770,929
Total investments at fair value (amortized cost of $7,565,194 and $7,196,831, respectively)	7,592,777	7,602,510
Cash and Cash Equivalents (restricted cash of $4,442 and $4,197, respectively)	65,092	35,364
Receivables for:
Interest, net	27,029	12,925
Other	1,063	745
Deferred financing costs on Revolving Credit Facility	14,842	10,801
Due from broker	400	—
Prepaid expenses	329	1,078
Due from Affiliate	1	—
Total Assets	7,701,533	7,663,423
Liabilities
Revolving Credit Facility	888,405	839,464
Public Notes (less unamortized discount and debt issuance costs of $18,265 and $22,281, respectively)	1,062,975	1,343,178
Prospect Capital InterNotes® (less unamortized debt issuance costs of $6,817 and $7,122, respectively)	348,647	340,442
Convertible Notes (less unamortized discount and debt issuance costs of $1,802 and $2,477, respectively)	154,366	214,192
Due to Prospect Capital Management	59,542	58,100
Dividends payable	24,219	23,657
Interest payable	19,989	26,669
Accrued expenses	5,595	3,309
Due to Prospect Administration	10,128	2,281
Other liabilities	613	932
Total Liabilities	2,574,479	2,852,224
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (447,900,000 and 227,900,000 shares of preferred stock authorized, with 72,000,000 and 60,000,000 as Series A1, 72,000,000 and 60,000,000 as Series M1, 72,000,000 and 60,000,000 as Series M2, 20,000,000 as Series AA1, 20,000,000 as Series MM1, 1,000,000 as Series A2, 6,900,000 as Series A, 72,000,000 and 0 as Series A3, 72,000,000 and 0 as Series M3, 20,000,000 and 0 as Series AA2, and 20,000,000 and 0 as Series MM2, each as of March 31, 2023 and June 30, 2022; 31,091,585 and 20,794,645 Series A1 shares issued and outstanding; 3,922,740 and 2,626,238 Series M1 shares issued and outstanding; 0 and 0 Series M2 shares issued and outstanding; 0 and 0 Series AA1 shares issued and outstanding; 0 and 0 Series MM1 shares issued and outstanding; 164,000 and 187,000 Series A2 shares issued and outstanding; 6,000,000 Series A shares issued and outstanding; 15,058,173 and 0 Series A3 shares issued and outstanding; 1,816,637 and 0 Series M3 shares issued and outstanding; 0 Series AA2 shares issued and outstanding; and 0 Series MM2 shares issued and outstanding as of March 31, 2023 and June 30, 2022) at carrying value plus cumulative accrued and unpaid dividends
	1,327,760	692,076
Net Assets Applicable to Common Shares	$3,799,294	$4,119,123
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,552,100,000 and 1,772,100,000 common shares authorized; 400,833,873 and 393,164,437 issued and outstanding, respectively)	401	393
Paid-in capital in excess of par	4,103,778	4,050,370
Total distributable (loss) earnings	(304,885)	68,360
Net Assets Applicable to Common Shares	$3,799,294	$4,119,123
Net Asset Value Per Common Share	$9.48	$10.48

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Investment Income
Interest income:
Control investments	$64,496	$53,095	$187,579	$166,036
Affiliate investments	—	6,745	15,034	23,497
Non-control/non-affiliate investments	109,601	65,037	287,735	182,698
Structured credit securities	24,039	17,612	72,982	58,702
Total interest income	198,136	142,489	563,330	430,933
Dividend income:
Control investments	800	5,197	3,157	12,134
Affiliate investments	—	95	1,374	95
Non-control/non-affiliate investments	1,128	14	2,515	48
Total dividend income	1,928	5,306	7,046	12,277
Other income:
Control investments	14,768	26,571	50,463	55,306
Affiliate investments	—	19	133	3,961
Non-control/non-affiliate investments	288	7,046	9,738	23,804
Total other income	15,056	33,636	60,334	83,071
Total Investment Income	215,120	181,431	630,710	526,281
Operating Expenses
Base management fee	38,980	36,426	116,176	102,472
Income incentive fee	20,561	19,967	64,692	59,296
Interest and credit facility expenses	37,517	29,235	109,170	86,952
Allocation of overhead from Prospect Administration	9,773	4,126	16,490	10,891
Audit, compliance and tax related fees	1,495	994	4,032	1,940
Directors’ fees	131	131	393	360
Other general and administrative expenses	4,483	3,547	11,607	10,439
Total Operating Expenses	112,940	94,426	322,560	272,350
Net Investment Income	102,180	87,005	308,150	253,931
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	(800)	5,298	(2,512)	5,304
Affiliate investments	—	—	16,143	—
Non-control/non-affiliate investments	(31,413)	(7,552)	(52,723)	(17,386)
Net realized gains (losses)	(32,213)	(2,254)	(39,092)	(12,082)
Net change in unrealized (losses) gains
Control investments	(41,162)	96,162	(109,909)	352,558
Affiliate investments	—	(11,610)	(89,034)	26,016
Non-control/non-affiliate investments	(117,761)	(4,066)	(179,153)	19,766
Net change in unrealized (losses) gains	(158,923)	80,486	(378,096)	398,340
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(191,136)	78,232	(417,188)	386,258
Net realized losses on extinguishment of debt	(58)	(941)	(138)	(10,149)
Net Increase (Decrease) in Net Assets Resulting from Operations	(89,014)	164,296	(109,176)	630,040
Preferred stock dividend	19,933	7,139	49,347	16,748
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$(108,947)	$157,157	$(158,523)	$613,292

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2023		2022	2023		2022
Per Share Data
Net asset value per common share at beginning of period	$9.94		$10.60	$10.48		$9.81
Net investment income(1)	0.26		0.22	0.78		0.65
Net realized and change in unrealized (losses) gains(1)	(0.48)		0.20	(1.05)		0.96
Net increase (decrease) from operations	(0.22)		0.42	(0.27)		1.61
Distributions of net investment income to preferred stockholders	(0.05)		(0.01)	(0.12)		(0.03)
Distributions of capital gains to preferred stockholders	—		(0.01)	—		(0.01)
Net increase (decrease) from operations applicable to common stockholders(4)	(0.27)		0.40	(0.40)	(5)	1.57
Distributions of net investment income to common stockholders	(0.18)	(3)	(0.13)	(0.52)	(3)	(0.48)
Distributions of capital gains to common stockholders	—		(0.05)	(0.02)		(0.05)
Return of Capital to common stockholders	—	(3)	—	—	(3)	(0.01)
Common stock transactions(2)	(0.01)		(0.01)	(0.07)		(0.03)
Offering costs from issuance of preferred stock	—		—	—		(0.03)
Reclassification of preferred stock issuance costs	—		—	—		0.03
Net asset value per common share at end of period	$9.48		$10.81	$9.48	(5)	$10.81

(1)Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to stockholders which is based on actual rate per share).

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% and 6.50% Preferred Stock.

(3)Not finalized for the respective fiscal period.

(4)Diluted net decrease from operations applicable to common stockholders was $0.27 for the three months ended March 31, 2023. Diluted net increase from operations applicable to common stockholders was $0.38 for the three months ended March 31, 2022. Diluted net decrease from operations applicable to common stockholders was $0.40 for the nine months ended March 31, 2023. Diluted net increase from operations applicable to common stockholders was $1.50 for the nine months ended March 31, 2022.

(5)Does not foot due to rounding.
.

MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA AND NET LEVERAGE

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that PSEC’s overall portfolio will make interest payments and repay principal.
Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, other structured credit, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s overall debt portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.
Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s our underlying portfolio company debt investments, but to supplement such analysis.

PRIMARY ORIGINATION STRATEGIES

Middle-Market Lending - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans, syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.
Middle-Market Lending / Buyout - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in operating companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers, and the opportunity for management to continue in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.
Real Estate - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing, and senior living. NPRC seeks to identify properties that have historically attractive occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition.
Subordinated Structured Notes - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity) and rated secured structured notes (debt). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702